UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

ImmunoGen Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of ImmunoGen, Inc. (also referred to as “we” or “our”), filed with the Securities and Exchange Commission (SEC) on  June 27, 2019 (the “Original Form 8-K”). We disclosed in the Original Form 8-K that our intent was to seek to sub-lease a majority of our office space at 830 Winter St. in Waltham and dispose of excess equipment subsequent to a restructuring of our business. At the time the Original Form 8-K was filed, we could not estimate the loss we expect to incur in connection with the disposition of that space and equipment.  In accordance with SEC rules, we are filing this Form 8-K/A now that we have determined an estimate of the loss.

ITEM 2.05 – COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

In accordance with current accounting standards, we have determined that after consideration of the balances of our right-to-use asset and leasehold improvements, the market lease rates for comparable properties, the amount of time we expect it will take to sub-lease the space and other factors, we will not incur a loss on the estimated sub-lease arrangement. After estimating fair values of our equipment to be disposed of, an impairment loss related to this equipment in the amount of $2.5 million was recorded as part of the restructuring charge.  This estimated charge will be included in our results for the period ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: August 5, 2019	/s/ David G. Foster

David G. Foster
Vice President and Chief Accounting Officer